                                                                     EXHIBIT 4.1

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                       GLOBAL BROADCASTING SYSTEMS, INC.

                                   As Issuer



                   ____% Senior Subordinated Notes Due 2007

                               _________________

                                   INDENTURE

                         Dated as of _______ __, 1997

                               _________________


                               _________________

                       IBJ SCHRODER BANK & TRUST COMPANY

                                   As Issuer

                               _________________



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                     Page

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

      Section 1.01. Definitions.....................................  1
      Section 1.02. Other Definitions...............................  1
      Section 1.03. Incorporation by Reference of Trust
                    Indenture Act................................... 12
      Section 1.04. Rules of Construction........................... 12


                                   ARTICLE 2
                                   THE NOTES

      Section 2.01. Form and Dating................................. 13
      Section 2.02. Execution and Authentication.................... 13
      Section 2.03. Registrar and Paying Agent...................... 13
      Section 2.04. Paying Agent to Hold Money in Trust............. 13
      Section 2.05. Holder Lists.................................... 14
      Section 2.06. Transfer and Exchange........................... 14
      Section 2.07. Replacement Notes............................... 14
      Section 2.08. Outstanding Notes............................... 14
      Section 2.09. Treasury Notes.................................. 16
      Section 2.10. Temporary Notes................................. 16
      Section 2.11. Cancellation.................................... 16
      Section 2.12. Defaulted Interest.............................. 16


                                  ARTICLE 3
                           REDEMPTION AND PREPAYMENT

      Section 3.01. Notices to Trustee.............................. 17
      Section 3.02. Selection of Senior Notes to Be Redeemed........ 17
      Section 3.03. Notice of Redemption............................ 17
      Section 3.04. Effect of Notice of Redemption.................. 17
      Section 3.05. Deposit of Redemption Price..................... 17
      Section 3.06. Notes Redeemed in Part.......................... 18
      Section 3.07. Optional Redemption............................. 19
      Section 3.08. Mandatory Redemption............................ 19
      Section 3.09. Offer to Purchase by Application of
                    Excess Proceeds................................. 19


                                   ARTICLE 4
                                   COVENANTS

      Section 4.01. Payment of Notes................................ 19
      Section 4.02. Maintenance of Office or Agency................. 20
      Section 4.03. Reports......................................... 20
      Section 4.04. Compliance Certificate.......................... 22
      Section 4.05. Taxes........................................... 22
      Section 4.06. Stay, Extension and Usury Laws.................. 22
      Section 4.07. Restricted Payments............................. 23

      Section 4.08. Dividend and Other Payment Restrictions
                    Affecting Subsidiaries.......................... 23
      Section 4.09. Incurrence of Indebtedness and Issuance of
                    Disqualified Stock.............................. 24
      Section 4.10. Asset Sales..................................... 24
      Section 4.11. Transactions with Affiliates.................... 24
      Section 4.12. Liens........................................... 26
      Section 4.13. Offer to Repurchase Upon Change of Control...... 27
      Section 4.14. Subsidiary Guarantees........................... 28
      Section 4.15. Sale and Leaseback Transactions................. 29
      Section 4.16. Limitations on Layering Indebtedness............ 30
      Section 4.17. Corporate Existence............................. 30
      Section 4.18. Business Activities............................. 32
      Section 4.19. Payments for Consent............................ 32


                                   ARTICLE 5
                                  SUCCESSORS

      Section 5.01. Merger, Consolidation, or Sale of All or
                    Substantially All Assets........................ 32
      Section 5.02. Successor Corporation Substituted............... 32


                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

      Section 6.01. Events of Default............................... 32
      Section 6.02. Acceleration.................................... 32
      Section 6.03. Other Remedies.................................. 33
      Section 6.04. Waiver of Past Defaults......................... 33
      Section 6.05. Control by Majority............................. 33
      Section 6.06. Limitation on Suits............................. 33
      Section 6.07. Rights of Holders of Notes to Receive Payment... 33
      Section 6.08. Collection Suit by Trustee...................... 35
      Section 6.09. Trustee May File Proofs of Claim................ 35
      Section 6.10. Priorities...................................... 36
      Section 6.11. Undertaking for Costs........................... 36


                                  ARTICLE 7
                                   TRUSTEE

      Section 7.01. Duties of Trustee............................... 36
      Section 7.02. Rights of Trustee............................... 37
      Section 7.03. Individual Rights of Trustee.................... 37
      Section 7.04. Trustee's Disclaimer............................ 37
      Section 7.05. Notice of Defaults.............................. 38
      Section 7.06. Reports by Trustee to Holders of the Notes...... 38
      Section 7.07. Compensation and Indemnity...................... 38
      Section 7.08. Replacement of Trustee.......................... 38
      Section 7.09. Successor Trustee by Merger, etc................ 39
      Section 7.10. Eligibility; Disqualification................... 40
      Section 7.11. Preferential Collection of Claims
                    Against Company................................. 40

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 8.01. Option to Effect Legal Defeasance or Covenant
                    Defeasance...................................... 40
      Section 8.02. Legal Defeasance and Discharge.................. 40
      Section 8.03. Covenant Defeasance............................. 41
      Section 8.04. Conditions to Legal or Covenant Defeasance...... 41
      Section 8.05. Deposited Money and Government Securities to be
                    Held in Trust; Other Miscellaneous Provisions... 42
      Section 8.06. Repayment to Company............................ 42
      Section 8.07. Reinstatement................................... 43


                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

      Section 9.01.  Without Consent of Holders of Notes............ 43
      Section 9.02.  With Consent of Holders of Notes............... 43
      Section 9.03.  Compliance with Trust Indenture Act............ 43
      Section 9.04.  Revocation and Effect of Consents.............. 43
      Section 9.05.  Notation on or Exchange of Notes............... 44
      Section 9.06.  Trustee to Sign Amendments, etc................ 45
      Section 10.01. Agreement to Subordinate....................... 46
      Section 10.02. Liquidation; Dissolution; Bankruptcy........... 46
      Section 10.03. Default on Designated Senior Indebtedness...... 46
      Section 10.04. Acceleration of Notes.......................... 47
      Section 10.05. When Distribution Must Be Paid Over............ 48
      Section 10.06. Notice by the Company.......................... 48
      Section 10.07. Subrogation.................................... 48
      Section 10.08. Relative Rights................................ 49
      Section 10.09. Subordination May Not Be Impaired by the
                     Company........................................ 49
      Section 10.10. Rights of Trustee and Paying Agent............. 49
      Section 10.11. Authorization to Effect Subordination.......... 50
      Section 10.12. Amendments..................................... 50


                                  ARTICLE 11
                                 MISCELLANEOUS

      Section 11.01. Trust Indenture Act Controls.................... 50
      Section 11.02. Notices......................................... 51
      Section 11.03. Communication by Holders of Notes with Other
                     Holders of Notes................................ 51
      Section 11.04. Certificate and Opinion as to
                     Conditions Precedent............................ 51
      Section 11.05. Statements Required in Certificate or Opinion... 51
      Section 11.06. Rules by Trustee and Agents..................... 52
      Section 11.07. No Personal Liability of Directors, Officers,
                     Employees and Stockholders...................... 52
      Section 11.08. Governing Law................................... 52
      Section 11.09. No Adverse Interpretation of Other Agreements... 52
      Section 11.10. Successors...................................... 52
      Section 11.11. Severability.................................... 52

      Section 11.12. Counterpart Originals........................... 53
      Section 11.13. Table of Contents, Headings, etc................ 54

                               EXHIBITS

      Exhibit A     FORM OF NOTE
      Exhibit B     COLLATERAL PLEDGE AND SECURITY AGREEMENT
      Exhibit C     FORM OF SUBSIDIARY GUARANTEE

                        CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                         Indenture Section

310(a)(1).................................................        7.10
   (a)(2).................................................        7.10
   (a)(3).................................................        N.A.
   (a)(4).................................................        N.A.
   (a)(5).................................................        7.10
   (b) ...................................................        7.10
   (c) ...................................................        N.A.
311(a) ...................................................        7.11
   (b) ...................................................        7.11
   (c) ...................................................        N.A.
312(a)....................................................        2.05
   (b)....................................................       12.03
   (c) ...................................................       12.03
313(a) ...................................................        7.06
   (b)(1) ................................................       10.03
   (b)(2) ................................................        7.07
   (c) ................................................... 7.06; 12.02
   (d)....................................................        7.06
314(a) ................................................... 4.03; 12.02
   (b) ...................................................       10.02
   (c)(1).................................................       12.04
   (c)(2).................................................       12.04
   (c)(3).................................................        N.A.
   (d) ................................................... 10.03-10.05
   (e)  ..................................................       12.05
   (f)....................................................        N.A.
315(a)....................................................        7.01
   (b).................................................... 7.05; 12.02
   (c)  ..................................................        7.01
   (d)....................................................        7.01
   (e)....................................................        6.11
316(a)(last sentence) ....................................        2.09
   (a)(1)(A)..............................................        6.05
   (a)(1)(B) .............................................        6.04
   (a)(2).................................................        N.A.
   (b) ...................................................        6.07
   (c) ...................................................        2.12
317(a)(1).................................................        6.08
   (a)(2).................................................        6.09
   (b) ...................................................        2.04
318(a)....................................................       12.01

   (b)....................................................        N.A.
   (c)....................................................       12.01

-----------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

      INDENTURE dated as of ________ __, 1997 between Global Broadcasting Systems, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company as trustee (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the ___% Senior Subordinated Notes due 2007 of the Company (the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.13 and/or the provisions of Article 5 and not by the provisions of Section 4.10), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Subsidiary to the Company or to a Restricted Subsidiary, (ii) the sale of inventory by the Company or a Restricted Subsidiary in the ordinary course of business, (iii) the sale of accounts receivable pursuant to factoring arrangements entered into in the ordinary course of business, (iv) the sale of property or equipment that have become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (v) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (vi) a Restricted Payment that is permitted by the provisions of Section 4.07, (vii) a disposition of Cash Equivalents in the ordinary course of business, (viii) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of
Article 5 or any disposition that constitutes a Change in Control, (ix) any exchange of like property pursuant to Section 1031 of the Internal Revenue
Code of 1986, as amended, for use in a Permitted Business, and (x) any disposition of assets pursuant to a foreclosure.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

      "Board of Directors" means the Board of Directors or other governing body charged with the ultimate management of any Person, or any authorized committee thereof.

      "Borrowing Base" means, with respect to any Person as of any date, an amount equal to 80% of the consolidated book value of all accounts receivable of such Person and its Restricted Subsidiaries as of such date that are not more than 90 days past due and 65% of the consolidated book value of all inventory owned by such Person and its Restricted Subsidiaries as of such date, in each case determined in accordance with GAAP. The determination of the Borrowing Base shall be made on the basis of the most recent available information of such Person as of the date of determination.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means, (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i) through (v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

      "Change of Control" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as defined in Section 13(d)(3) of the Exchange
Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act), (ii) the adoption of a plan for the liquidation or dissolution of the Company, (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (B) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total combined voting power of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) other than Rachamim Anatian or any Person controlled by Rachamim Anatian becomes the "beneficial owner" (as defined above) of Voting Stock of the Company representing 50% or more of the total combined voting power of the Company's outstanding Voting Stock, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Collateral" has the meaning assigned thereto in the Pledge Agreement.

      "Commission" means the Securities and Exchange Commission.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock).

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Designated Senior Indebtedness" means any Senior Indebtedness of the Company permitted under this Indenture the outstanding principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

      "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

      "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
(iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

      "Equity Offering" means a public offering by the Company of its Equity Interests that is registered under the Securities Act.

      "Event of Default" has the meaning set forth in Section 6.01 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) the EBITDA of such Person for such period plus, in the case of the Company, the principal amount of Pledged Securities held by the Trustee as of the last day of such period to (ii) the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Fixed Charge Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Fixed Charge Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Fixed Charge Calculation Date.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

      "Holder" means a holder of any of the Notes.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The principal amount of Indebtedness represented by letters of credit shall be deemed to be equal to the maximum potential liability thereunder.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above (other than immaterial amounts of cash held pending investment and/or distribution).

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified

Stock) of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

      "Permitted Business" means any business 80% or more of the revenues of which are derived from electronic or home-shopping retailing and activities reasonably incidental thereto or representing a reasonable extension, development or expansion thereof.

      "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company, (ii) any Investment in Cash Equivalents or Investment Grade Securities, (iii) any Investments by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (a) such person becomes a Subsidiary Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of the covenant entitled "Asset Sales" or any other disposition of assets not constituting an Asset Sale, (v) any investment existing on the date of this Indenture, (vi) any Investment acquired by the Company or any Restricted Subsidiary (x) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (vi) loans and advances to officers, directors and employees for business-related travel expenses, relocation expenses and other similar expenses, in each case incurred in the ordinary course of business and other loans or advances to employees (other than Rachamim Anatian) that are approved by a majority of the Company's disinterested directors, (vii) any Investment in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed 10% of the Company's total consolidated assets at the time of such Investment (without giving effect to subsequent changes in value of such Investment), (viii) Investments acquired solely in exchange for Equity Interests of the Company (other than Disqualified Stock), (ix) Hedging Obligations permitted pursuant to the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," and (x) other Investments having a fair market value, taken together with all other Investments made pursuant to this clause
(ix) that are at the time outstanding, not to exceed $__ million at the time of such Investment (without giving effect to subsequent changes in the value of such Investment).

      "Permitted Junior Securities" means equity securities of the Company and debt securities of the Company or any Guarantor, as the case may be, that are subordinated at least to the same extent as the Notes to Senior Indebtedness of the Company or the Subsidiary Guarantee of such Guarantor to the Senior Indebtedness of such Guarantor, as the case may be.

      "Permitted Liens" means (i) Liens securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company, (iii) Liens securing Acquired Debt permitted by the terms of this Indenture on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided, that such Liens (x) were not incurred in connection with, or in contemplation of, such merger or consolidation and (y) do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens securing Acquired Debt permitted by this Indenture on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired with such Indebtedness; (vi) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock" and (vii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

      "Permitted Refinancing Debt" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledge Agreement" means a collateral pledge and security agreement between the Company and the Trustee, in its capacity as collateral agent for the Holders of Notes, in the form of Exhibit B hereto.

      "Pledges Securities" means the securities pledged pursuant to the Pledge Agreement.

      "Responsible Officer," when used with respect to the Trustee, means any Officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated Officers and also means, with respect to a particular corporate trust matter, any other Officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" means (i) with respect to the Company, any Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (ii) with respect to any Subsidiary Guarantor, any Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of the Company or any Subsidiary Guarantor to any Subsidiaries of the Company or other Affiliates of the Company, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantor" means each Subsidiary of the Company existing on the date of this Indenture and each future Subsidiary of the Company.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board as an Unrestricted Subsidiary pursuant to a Board Resolution that included the approval of a majority of the non-employee members of the Board; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Notes). Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant entitled "Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


Section 1.02.  Other Definitions.

                                                     Defined in
             Term                                      Section
      "Affiliate Transaction"........................   4.11
      "Asset Sale Offer".............................   4.10
      "Authentication Order".........................   2.02
      "Change of Control Offer"......................   4.13
      "Change of Control Payment"....................   4.13
      "Change of Control Payment Date"...............   4.13
      "Covenant Defeasance"..........................   8.03
      "Custodian"....................................   6.01
      "Event of Default".............................   6.01
      "Excess Proceeds"..............................   4.10
      "incur"........................................   4.09
      "Legal Defeasance".............................   8.02
      "Offer Amount".................................   3.09
      "Offer Period".................................   3.09
      "Paying Agent".................................   2.03
      "Payment Blockage Date"........................  10.03
      "Payment Default"..............................   6.01
      "Permitted Payment"............................  10.02
      "Purchase Date"................................   3.09
      "Registrar"....................................   2.03
      "Restricted Payments"..........................   4.07


Section 1.03.  Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

      Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)  "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

      The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

Section 2.02.  Execution and Authentication.

      Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon receipt of a written order of the Company signed by two Officers of the Company (the "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.


Section 2.03.  Registrar and Paying Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

      (a) Transfer and Exchange of Notes. When Notes are presented by a Holder to the Registrar with a request:

         (x) to register the transfer of the Notes; or

         (y) to exchange such Notes for an equal principal amount of Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

      (b) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.13 and
              9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required:

            (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                Section 3.02 hereof and ending at the close of business on the day of selection; or

            (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vii)The Trustee shall authenticate Notes in accordance with the provisions of
         Section 2.02 hereof.

Section 2.07.  Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the conditions for replacement set forth herein have been met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

   The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

   If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

   If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

   If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

   In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

   Until Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy, in accordance with its normal practice, cancelled Notes (subject to the record retention requirement of the Exchange Act). If such Notes are destroyed, certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.



                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (or at least 45 days if the Company requests the Trustee to give notice to the Holders pursuant to Section 3.03 hereof) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Senior Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that, no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. If any Note is to be redeemed in part only, a new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Notes to be redeemed at such Holder's registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a)  the redemption date;

      (b)  the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent or the place or places where such Notes are to be surrendered for payment;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

      At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

      (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to _______, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest up to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on _________ of each of the years indicated below:

                                                       Percentage of
     Year                                             Principal Amount
     ----                                             ----------------

     2002..............................................  _______%

     2003..............................................  _______%
     2004..............................................  _______%
     2005..............................................  _______%
     2006 and thereafter...............................  100.000%


      (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to _______, 2000, the Company may, at its option, on any one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes then outstanding at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest up to but excluding the redemption date with the net cash proceeds of one or more Equity Offerings; provided that at least $175.5 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption; and provided further that such redemption shall occur within 45 days of the date of closing of each such Equity Offering.

                                                       Percentage of
     Year                                             Principal Amount
     ----                                             ----------------
     1997..............................................   _______%
     1998..............................................   _______%
     1999..............................................   _______%


      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

      Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Notes to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all appropriate instructions necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
   3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes, surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any

Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

      The Company shall pay or cause to be paid the principal of, and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

   Whether or not required by the rules and regulations of Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Section 4.04.  Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be the Company's regular firm of certified independent accountants on the date hereof or a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


Section 4.07.  Restricted Payments.

   (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries including, without limitation, any payment in connection with any merger or consolidation involving the Company (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and (y) dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event) or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

      (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09; and

      (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; provided that no cash proceeds received by the Company from the issue or sale of any Equity Interests of the Company will be counted in determining the amount available for Restricted Payments under this clause
   (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to defease, redeem or repurchase any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph or to repurchase, redeem or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph.

   (b) The foregoing provisions shall not prohibit the following: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;
(iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of the Company's Restricted Subsidiaries' management (other than Rachamim Anatian) pursuant to any management equity subscription agreement, stock option agreement or similar agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; provided that the amount of any cash proceeds received by the Company from any reissuance of Equity Interests to members of management of the Company and its Restricted Subsidiaries that are utilized for any such repurchases, redemptions and other acquisitions and retirements of Equity Interests pursuant to this clause (iv) shall be excluded from clause (c)(2) of the preceding paragraph; (v) payments in respect of Equity Interests of any Person the holders of which are entitled to exercise statutory appraisal rights in connection with the acquisition of such Person by the Company or any Restricted Subsidiary in an amount not to exceed 5.0% of any class of such Equity Interests; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by an alien to the extent necessary to comply with the Communications Act of 1934 and the rules and regulations thereunder; and (vii) additional Restricted Payments not to exceed an aggregate of $____ in any twelve-month period.

   (c) The Board may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) at the time of such designation no Default exists and such designation would not cause a Default, (ii) such designation is approved by a majority of the non-employee members of the Board and (iii) such Subsidiary otherwise meets the definition of Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) secured Senior Indebtedness permitted to be incurred by the terms of this Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) this Indenture and the Notes; (c) applicable law; (d) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of an encumbrance or restriction contained in any agreement or instrument governing Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired; (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (g) contracts for the sale of assets, including contracts for the sale of the Capital Stock of a Subsidiary, containing customary restrictions on the disposition of such assets or the conduct of business of such Subsidiary pending consummation of such sale;
(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or (i) customary provisions in joint venture agreements entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Disqualified Stock.

   The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company and the Restricted Subsidiaries shall not issue any Disqualified Stock; provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, would have been at least (i) 1.25 to 1 for an incurrence or issuance occurring on or before _______, 1998 [fourth full fiscal quarter], or
(ii) 1.50 to 1 for an incurrence or issuance occurring after _____________, 1998 and on or before _______, 1998 [sixth full fiscal quarter], or (iii) 1.75 to 1 for an incurrence or issuance occurring after _____________, 1998 and on or before _______, 1999 [eighth full fiscal quarter], or (iv) 2.0 to 1 for an incurrence or issuance occurring at any time thereafter or, solely in the case of an incurrence of Indebtedness or an issuance of Disqualified Stock on or before _______, 1999 [eighth full fiscal quarter], the Fixed Charge Coverage Ratio for the Company's most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such quarter, would have been at least 2.0 to 1.

   The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness: (i) the incurrence by the Company of Indebtedness under revolving credit facilities and the issuance and creation of letters of credit and banker's acceptances thereunder (with letters of credit and banker's acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate amount equal to the greater of (y) $50.0 million or (z) the Borrowing Base; (ii) the incurrence by the Company of Indebtedness represented by the Notes and the Subsidiary Guarantees; (iii) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (together with any Refinancing Indebtedness with respect thereto), does not exceed $10.0 million; (iv) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or similar reimbursement obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (v) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of which shall be measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by this Indenture to be incurred; (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (viii) Hedging Obligations that are incurred in the ordinary course of business (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) for the purpose of fixing or hedging currently exchange rate risk with respect to any currency exchanges;
(ix) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and (xi) additional Indebtedness in an aggregate amount outstanding not to exceed $_____ at any time.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest of the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


Section 4.10.  Asset Sales.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability with respect thereto and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days following such Asset Sale (to the extent of the cash received), will be deemed to be cash for purposes of this provision.

   Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to reduce Senior Indebtedness of the Company, (b) to reduce Senior Indebtedness of a Subsidiary Guarantor, or (c) to an investment in a Permitted Business or assets used in a Permitted Business or the Company may commit to apply such Net Proceeds as set forth in this clause (c) so long as such investment is consummated within 360 days of the receipt of such Net Proceeds. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


Section 4.11.  Transactions with Affiliates.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and by a majority of the non-employee members of the Board and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the following shall not be deemed Affiliate Transactions: (a) any employment agreement or arrangement or any other compensation plan available generally to the employees of the Company or its Restricted Subsidiaries, in each case entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (b) directors' fees and indemnification arrangements in the ordinary course of business and consistent with the Company's past practice, (c) transactions among the Company and its Restricted Subsidiaries, (d) Restricted Payments permitted by Section 4.07(b)(iv) or Permitted Investments described below under clause (vii) of the definition of "Permitted Investments," and (e) transactions effected pursuant to a written contract approved in advance as provided above.

Section 4.12.  Liens.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13.  Offer to Repurchase Upon Change of Control.

   Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered shall be accepted for payment; (2) the purchase price and the Change of Control Payment Date; (3) that any Note not tendered shall continue to accure interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date (or such later date required by applicable law), a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his or her election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Company shall, to the maximum extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Trustee shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.13. The Company shall publicly announce the results of the Change of Control Offer in the Wall Street Journal on or as soon as practicable after the Change of Control Payment Date.

   The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, nothing in this Indenture shall be construed to permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

   The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.14.  Subsidiary Guarantees.

   If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then such Subsidiary shall become a Subsidiary Guarantor by executing a Guarantee in the form of Exhibit C attached
                                                             ---------
hereto. Upon the creation or acquisition of any Subsidiary after the date of this Indenture the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the provisions of this Section 4.14 have been complied with and that the Guarantee of the Subsidiary Guarantor constitutes a legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

   No Subsidiary Guarantor may consolidate with or merge with or into another corporation, Person or entity (other than another Subsidiary Guarantor or a Person that becomes a Subsidiary Guarantor as a result of such transaction) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and
(iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in Section 4.09.

   In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the entity acquiring the property of such Subsidiary Guarantor (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

Section 4.15.  Sale and Leaseback Transactions.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary Guarantor may enter into a sale and leaseback transaction if (i) the Company or such Subsidiary Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction, and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10.

Section 4.16.  Limitations on Layering Indebtedness.

   In addition to the provisions of Section 4.09 hereof, (i) The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes, and
(ii) No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Indebtedness and senior in any respect in right of payment to the Subsidiary Guarantees.

Section 4.17.  Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Notwithstanding the foregoing, the loss of licenses and franchises shall not be deemed a default under this Section 4.17 provided that such loss is not adverse in any material respect to the Holders of the Notes.

Section 4.18.    Business Activities.

   The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.19.    Payments for Consent.

   In the event that the Company pays any consideration to Holders of Notes in connection with the solicitation of any consent, the Company shall pay such consideration to all Holders of Notes, including Holders who withhold consent.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of All or Substantially All
               Assets.

   The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless
(i) the Company is the surviving corporation or entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and
(iv) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09.

Section 5.02.  Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

   Each of the following constitutes an Event of Default:

      (1) the Company defaults in the payment when due of interest on the Notes for a period of 30 days (whether or not prohibited by Article 10 hereof);

   (2) the Company defaults in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 hereof);

      (3) the Company fails to comply with the provisions set forth under the covenants in Sections 4.07, 4.09, 4.10, 4.13 or 5.01;

      (4) the Company fails for 60 days after notice to comply with its other agreements in this Indenture, the Pledge Agreement or the Notes;

      (5) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default (a) is caused by a failure to pay when due any principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its scheduled maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

      (6) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million, which judgments are not stayed within 60 days after their entry;

      (7) any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

      (8) the Company breaches any material representation, warranty or agreement set forth in the Pledge Agreement, or the Pledge Agreement is unenforceable against the Company for any reason; and

      (9) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

         (a)  commences a voluntary case,

         (b) consents to the entry of an order for relief against it in an involuntary case,

         (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

         (d) makes a general assignment for the benefit of its creditors, or

         (e) admits in writing its inability to pay its debts as they become due;

      (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

         (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

         (c) orders the liquidation of the Company or any Significant
      Subsidiary,

      and the order or decree remains unstayed and in effect for 60 consecutive days.

      The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Except for a Default or an Event of Default pursuant to Sections 6.01(1), 6.01(2) or 6.01(3) (with respect to
Section 3.09) hereof, the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless the Trustee shall have received written notification of such Default or Event of Default.

Section 6.02.  Acceleration.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal amount of, and any accrued interest on, all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to ______, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to _______, 2002, pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph for each of the years beginning on _____________ __ of the years set forth below shall be as set forth in the following table expressed as a percentage of the principal amount, plus accrued interest, if any, to the date of payment:

                                                             Percentage of
     Year                                                   Principal Amount
     ----                                                   ----------------
     1997 ..................................................      _______%
     1998 ..................................................      _______%
     1999 ..................................................      _______%

Section 6.03.  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Holders of the Notes may not enforce this Indenture, the Pledge Agreement, or the Notes except as provided in this Indenture.

Section 6.04.  Waiver of Past Defaults.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture or the Pledge Agreement except a continuing Default or Event of Default relating to (i) the release of any Collateral from the Lien created by this Indenture and the Pledge Agreement, (ii) the alteration of any of the provisions of the Pledge Agreement in a manner that adversely affects the rights of any Holder, or (iii) any change in Sections 4.10 and 4.13 (including by way of an amendment to any of the definitions used in any such sections) that adversely affects the rights of any Holder of Notes (which shall require 75% in aggregate principal amount of the Notes then outstanding) or a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on the Notes (which shall be required to be unanimous). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgments in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, and interest, respectively; and

      Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely without independent investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

   However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) Except with respect to Sections 4.01 and 4.04 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2), or 6.01(3) (with respect to Section 3.09) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.03.  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and (after the consummation of the Exchange Offer) filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel whether incurred in disputes between the parties or in disputes with third parties or otherwise.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligation hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may in its own discretion have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or 6.01(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium (if any), and interest on such Notes when such payments are due from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(3) through 6.01(7), hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

   The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants provided to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(8) or 6.01(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for additional Guarantors of the Notes, or the release, in accordance with this Indenture, of any Subsidiary Guarantor;

      (d) to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

      (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under this Indenture or the Pledge Agreement of any Holder of the Notes; or

      (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Pledge Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

      Notwithstanding the foregoing paragraph, without the consent of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no waiver or amendment to this Indenture or the Pledge Agreement may make any change in Section 4.13 or Article 10 (including by way of an amendment to any of the definitions used in any such covenants) that adversely affects the rights of any Holder of Notes.

   Notwithstanding the previous two paragraphs, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium, or interest on the Notes; or

         (g) make any change in the foregoing amendment and waiver provisions.

   Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.


Section 9.03.  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.


                                   ARTICLE 10
                                 SUBORDINATION

Section 10.01.  Agreement to Subordinate.

      The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, and premium and interest on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.02.  Liquidation; Dissolution; Bankruptcy.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

      (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive payments in the form of Permitted Junior Securities and any securities issued in exchange for such Permitted Junior Securities, payments made from the proceeds of the Pledged Securities and payments made from the trust described in Section 8.04 hereof(collectively, "Permitted Payments"); and

      (2) until all Obligations with respect to Senior Indebtedness of the Company are paid in full, any distribution to which the Holders of Notes would be entitled but for this Article shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive Permitted Payments).

Section 10.03.  Default on Designated Senior Indebtedness.

      The Company may not make any payment upon or in respect of the Notes and may not offer to repurchase Notes (other than Permitted Payments) if:

      (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

      (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness.

      Payments on the Notes may and shall be resumed:

      (a) in the case of default referred to in Section 10.03(i), upon the date on which such default is cured or waived, and

      (b) in case of a default referred to in Section 10.03(ii), the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

      No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium (if any), and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may constitute the basis for a subsequent Payment Blockage Notice.


Section 10.04.  Acceleration of Notes.

      The Company shall promptly notify holders of Senior Indebtedness of the receipt of an acceleration notice following an Event of Default.

Section 10.05.  When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06.  Notice by the Company.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

Section 10.07.  Subrogation.

      After all Senior Indebtedness is irrevocably paid in full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08.  Relative Rights.

      This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

      (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

      (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

      (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

   If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.  Subordination May Not Be Impaired by the Company.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.  Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness to establish that such notice has been given by a holder of Senior Indebtedness.
In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.11.  Authorization to Effect Subordination.

      Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

Section 10.12.  Amendments.

      The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.


                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 11.02.  Notices.

      Any notice, request, instruction, order or other communication by the Company or the Trustee to the other is duly given only if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

      If to the Company:

         Global Broadcasting Systems, Inc.
         1740 Broadway, 17th Floor
         New York, New York  10019
         Telecopier No.:  (212) 246-4463
         Attention:  Chief Financial Officer

      With a copy to:

         Latham & Watkins
         885 Third Avenue, Suite 1000
         New York, New York  10022
         Attention:  Kirk Davenport
         Telecopier No.: (212) 751-4864

      If to the Trustee:

         IBJ Schroder Bank & Trust Company
         Corporate Trust Division
         1 State Street
         New York, New York  10004
         Telecopier No. (212) ___-____

      With a copy to:

         Helen Doo
         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Telecopier No.  (212) 848-7179

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid return receipt requested, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.  Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.  Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Pledge Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.  Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.09.  No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                   SIGNATURES

Dated as of ________ __, 1997


                  GLOBAL BROADCASTING SYSTEMS, INC.

Attest:                               By:  _______________________________
                                           Name:
                                           Title:

_____________________________
Name:
Title:




Dated as of ______ __, 1997



                                      IBJ SCHRODER BANK & TRUST COMPANY


Attest:                               By:  _______________________________
                                           Name:
                                           Title:

_____________________________
Name:
Title:

                                   Exhibit A
                                 (Face of Note)

================================================================================

                                                                CUSIP _________

No. ___                                                         $______________

                   ____% Senior Subordinated Notes due 2007


                       GLOBAL BROADCASTING SYSTEMS, INC.

   promises to pay to

   or registered assigns,

   the principal sum of

   Dollars ($____________) on __________, 2007.

   Interest Payment Dates:  ________ and ____________

   Record Dates:  _________ and ___________


                                        Dated: __________, ____

                                        GLOBAL BROADCASTING SYSTEMS, INC.


                                        By:______________________________
                                         Name:
                                         Title:

                                        By:______________________________
                                         Name:
                                         Title:
This is one of the
Notes referred to
in the within-mentioned Indenture:                    (SEAL)


IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By:__________________________________
 Authorized Signatory

================================================================================

                                 (Back of Note)

                    ____% Senior Subordinated Note due 2007


   Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

   1. Interest. Global Broadcasting Systems, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of ___% per annum, which interest shall be payable in cash semi-annually on _______ and ________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be _______, 199_. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   2. Method of Payment. On each Interest Payment Date the Company shall pay interest to the Person who is the Holder of record of this Note as of the close of business on ________ or __________ immediately preceding such Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Note at its address set forth in the register of Holders of Notes; provided, however, that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

   3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

   4. Indenture. The Company issued the Notes under an Indenture dated as of ______ __, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited in an aggregate principal amount at maturity to $ 270.0 million and will mature on _______, 2007.

   5. Subordination. The payment of principal, premium, if any, and interest on the Notes shall be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

   6.  Optional Redemption.

   (a) The Notes are not redeemable at the Company's option prior to _______, 2002. From and after ________, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest up to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on ____________ of the years indicated below:


   YEAR                                                           PERCENTAGE
   ----                                                           ----------

   2002.........................................................   _______%
   2003.........................................................   _______%
   2004.........................................................   _______%
   2005.........................................................   _______%
   2006 and thereafter..........................................       100%

   (b) Notwithstanding the provisions of clause (a) of this Paragraph 6, prior to _________, 2000, the Company may, at its option, on any one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes then outstanding at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest up to but excluding the redemption date with the net cash proceeds of one or more Equity Offerings; provided that at least $175.5 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption; and provided further that such redemption shall occur within 45 days of the date of closing of each such Equity Offering.

                                                                 Percentage of
     Year                                                       Principal Amount
     ----                                                       ----------------

     1997.........................................................  _______%
     1998.........................................................  _______%
     1999.........................................................  _______%

   7.  Mandatory Redemption.

   Except as set forth in Paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

   8.  Repurchase at Option of Holder.

   (a) Subject to certain exception, upon a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

   (b) If the Company or a Restricted Subsidiary consummates any Asset Sale permitted by the Indenture, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") when the aggregate amount of Excess Proceeds exceeds $25.0 million, pursuant to Section 3.09 of the Indenture, to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to the aggregate principal amount thereof, plus accrued and unpaid interest as of the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale
Offer is less than the Excess Proceeds, the Company or such Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds to repay other Indebtedness of the Company (as may be designated by the Company) or any Restricted Subsidiary outstanding, if any, or for general corporate purposes.
If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (based upon the aggregate principal amount outstanding). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of this Note.

   10. Notice of Optional Redemption. Notice of optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

   11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

   12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

   13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.
Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or Pledge Agreement of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Without the consent of at least 75% in aggregate principal amount of the Notes then outstanding, no waiver or amendment to the Indenture or the Pledge Agreement may (i) release any Collateral from the Lien created by the Indenture and the Pledge Agreement, (ii) alter any of the provisions of the Pledge Agreement in a manner that adversely affects the rights of any Holder, or (iii) make any change in Section 4.10 or 4.13 or Article 10 of the Indenture that adversely affect the rights of any Holder of Notes.

   14. Defaults and Remedies. Events of Default include: (i) default in the payment when due of interest on the Notes for a period of at least 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due of the principal of, or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.13, or 5.01 of the Indenture; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay when due any principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its scheduled maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not stayed for a period of 60 days after their entry; (vi) breach by the Company of any material representation, warranty or agreement set forth in the Pledge Agreement, or the unenforceability of the Pledge Agreement against the Company for any reason; (vii) any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In certain cases, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the trustee, may rescind a notice of acceleration and its consequences if the rescission would not conflict with any judgment or decree. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture, the Pledge Agreement or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to an offer to purchase or the payment of principal) if it determines that withholding notice is in their interest.

   If an Event of Default occurs prior to the maturity of the Notes by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to maturity or the then applicable optional redemption premium, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture or the Pledge Agreement except a continuing Default or Event of Default relating to (i) the release of any Collateral from the Lien created by the Indenture and the Pledge Agreement, (ii) the alteration of any of the provisions of the Pledge Agreement in a manner that adversely affects the rights of any Holder, or (iii) any change in Sections 4.10 and 4.13 (including by way of amendment to any definitions in any such covenants) that adversely affects the rights of any Holder of Notes (which would require 75% in aggregate principal amount of the Notes then outstanding) or a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on the Notes (which would be required to be unanimous).

   The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Company or any of their respective Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

   16. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Pledge Agreement, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

   17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Pledge Agreement. Requests may be made to:

         Global Broadcasting Systems, Inc.
         1740 Broadway, 17th Floor
         New York, New York  10019
         Telecopier No.:  (212) 246-4463
         Attention:  Chief Financial Officer

                                Assignment Form


   To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to



________________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. No.)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: __________________



                Your Signature: ________________________________________________
                (Sign exactly as your name appears on the face of this Security)

                Signature Guarantee:*___________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

      [_] Section 4.10          [_] Section 4.13

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $___________


Date: __________________         Your Signature: _______________________________
                                 (Sign exactly as your name appears on the Note)


                                 Tax Identification No.:_______________________


                                 Signature Guarantee*: ________________________



-----------------------
  * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

     EXHIBIT B

                    COLLATERAL PLEDGE AND SECURITY AGREEMENT


               This Collateral Pledge and Security Agreement (the "Pledge Agreement") is made and entered into as of _______________ __, 1997 by Global Broadcasting Systems, Inc. a Delaware corporation (the "Pledgor"), having its principal office at 1740 Broadway, 17th Floor, New York, New York 10019, in favor of IBJ Schroder Bank & Trust Company, a national banking association, having an office at 1 State Street, New York, New York 10004, as collateral agent (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) of the Pledgor.


                              W I T N E S S E T H


               WHEREAS, the Pledgor and the trustee, have entered into the indenture, dated as of _______________ __, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof up to $270,000,000 in aggregate principal amount of ___% Senior Subordinated Notes due 2007 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

               WHEREAS, the Pledgor agreed, pursuant to the Indenture, to (i) purchase securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged (the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first two scheduled interest payments due on the Notes and (ii) place such Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes; and

               WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and

               WHEREAS, to secure its obligations under the Indenture and the Notes (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of Notes, and grant to the Trustee for its benefit and the ratable benefit of the Holders of Notes, a security interest in the Pledged Securities and the Pledge Account (as defined below) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all such Obligations.

                                   AGREEMENT

               NOW, THEREFORE, in order to induce the Holders of Notes to purchase the Notes, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Trustee for its benefit and for the ratable benefit of the Holders of Notes as follows:

               SECTION 1.  Pledge and Grant of Security Interest.  The Pledgor
                           -------------------------------------
     hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, a continuing first priority security interest in and to (a) all of Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (b) the certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account and (c) except as otherwise provided herein, all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral").

               SECTION 2.  Security for Obligations.  This Pledge Agreement
                           ------------------------
     secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

               SECTION 3.  Delivery of Collateral; Pledge Account; Interest;
                           -------------------------------------------------
     Substitution of Collateral.
     --------------------------

               3.1 All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

               3.2 Concurrently with the execution and delivery hereof, the Trustee shall establish an account for the deposit of the Pledged Securities (the "Pledge Account") at its office at 1 State Street, New York, New York 10004. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and the ratable benefit of the Holders of Notes.

               3.3 All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

               3.4 Pending disbursement of funds from the Pledge Account as contemplated hereby, the Trustee may, and at the direction of the Pledgor will, reinvest any interest payments received in respect of the Pledged Securities in money market deposit accounts issued or offered by an Eligible Institution, provided that any monies so reinvested and the securities acquired thereby must be (a) held as Collateral in the Pledge Account, (b) subject to the security interest created hereby and (c) otherwise subject to the terms hereof.

               SECTION 4.  Disbursements.
                           -------------

               4.1 Up to five (5) Business Days prior to the date of any of the first two scheduled interest payments due on the Notes, the Pledgor may, in writing, direct the Trustee to transfer from the Pledge Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Notes. Upon receipt of such written request, the Trustee will take any action necessary to provide for the payment of such interest payment on the Notes directly to the Holders of Notes from proceeds of the Pledged Securities in the Pledge Account.

               4.2 If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee in writing to release to the Pledgor or at the direction of the Pledgor an amount of funds from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of a direction from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will take any action necessary to enable it to pay over to the Pledgor the requested amount. Concurrently with any release of funds to the Pledgor pursuant to this Section 4.2, the Pledgor will deliver to the Trustee a certificate signed by an executive officer of the Pledgor stating that such use of Pledgor Funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor.

               4.3 If at any time the amount of Pledged Securities exceeds 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first two scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the second scheduled interest payment), the Pledgor may direct the Trustee in writing to release any such overfunding to it. Upon receipt of a request from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such excess, the Trustee will pay over to the Pledgor any such overfunded amount.

               4.4 Upon payment in full of the first two scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

               SECTION 5.  Representations and Warranties.  The Pledgor hereby
                           ------------------------------
     represents and warrants that:

                    (1) The execution, delivery and performance by the Pledgor of this Pledge Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

                    (2) The Pledgor is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledged Securities is on file in any public office other than the financing statements filed pursuant to this Pledge Agreement.

                    (3) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

                    (4) Upon the delivery to the Trustee of the certificates representing the Pledged Securities and any filing of financial statements required by the Uniform Commercial Code (the "UCC"), the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

                    (5) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings necessary to perfect Liens on the Collateral) or (b) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                    (6) No litigation, proceeding, or, to the knowledge of Pledgor, investigation of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Pledge Agreement or any of the transactions contemplated hereby.

                    (7) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

               SECTION 6.  Further Assurance.  The Pledgor will, promptly upon
                           -----------------
     request by the Trustee, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will pay all costs incurred by it in connection with any of the foregoing.

               SECTION 7.  Covenants.  The Pledgor covenants and agrees with the
                           ---------
     Trustee and the Holders of Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (A) each of the first two scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first two scheduled interest payments on the Notes:

               (1) The Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral.

               (2) The Pledgor agrees that it will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

               SECTION 8.  Power of Attorney.  In addition to all of the powers
                           -----------------
     granted to the Trustee pursuant to Article 7 of the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; (d) making of any payments or taking any acts under Section 9 hereof and (e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee to become the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

               SECTION 9.  Trustee May Perform.  If the Pledgor fails to perform
                           -------------------
     any agreement contained herein in accordance with the terms hereof, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

               SECTION 10.  No Assumption of Duties; Reasonable Care.  The
                            ----------------------------------------
     rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property in similar situations, it being understood that the Trustee shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

               SECTION 11.  Indemnity.  The Pledgor shall indemnify, hold
                            ---------
     harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations and liabilities, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Trustee's performance under this Pledge Agreement, except to the extent that such claim, action, obligation or liability is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. IT IS THE INTENT OF

     THE PLEDGOR TO INDEMNIFY AND HOLD HARMLESS THE TRUSTEE FOR CLAIMS, ACTIONS, OBLIGATIONS OR LIABILITIES ARISING FROM THE TRUSTEE'S PERFORMANCE UNDER THIS PLEDGE AGREEMENT INCLUDING ITS OWN NEGLIGENCE.

               SECTION 12.  Remedies Upon Event of Default.
                            ------------------------------

               If an Event of Default under the Indenture shall have occurred and be continuing:

                    (1) The Trustee and the Holders of Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 herein, at least thirty (30) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                    (2) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of Notes, that the Trustee and the Holders of Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

               SECTION 13.  Expenses.  The Pledgor will upon demand pay to the
                            --------
     Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

               SECTION 14.  Security Interest Absolute.  All rights of the
                            --------------------------
     Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                    (1) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                    (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                    (3) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                    (4) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

               SECTION 15.  Miscellaneous Provisions.
                            ------------------------

               15.1 Notices.  All notices, approvals, consents or other
                    -------
     communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section 11.02 of the Indenture.

               15.2 No Adverse Interpretation of Other Agreements.  This Pledge
                    ---------------------------------------------
     Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.

               15.3 Severability.  The provisions of this Pledge Agreement are
                    ------------
     severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

               15.4  Headings.  The headings in this Pledge Agreement have been
                     --------
     inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               15.5 Counterpart Originals.  This Pledge Agreement may be signed
                    ---------------------
     in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

               15.6 Benefits of Pledge Agreement.  Nothing in this Pledge
                    ----------------------------
     Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

               15.7 Amendments, Waivers and Consents.  Any amendment or waiver
                    --------------------------------
     of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               15.8 Interpretation of Agreement.  All terms not defined herein
                    ---------------------------
     or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               15.9 Continuing Security Interest; Termination.
                    -----------------------------------------

                    (1) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (A) each of the first two scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first two scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

                    (2) Subject to the provisions of Section 15.10 hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the first two scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first two scheduled interest payments on the Notes. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor.

               15.10  Survival of Provisions.  All representations, warranties
                      ----------------------
     and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

               15.11  Waivers.  The Pledgor waives presentment and demand for
                      -------
     payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

               15.12  Authority of the Trustee.
                      ------------------------

                    (1) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders of Notes shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

               (2) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

               15.13  Limitation by Law.  All rights, remedies and powers
                      -----------------
     provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

               15.14  Final Expression.  This Pledge Agreement, together with
                      ----------------
     any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               15.15  Rights of Holders of Notes.  No Holder of Notes shall have
                      --------------------------
     any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

               15.16  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                      ---------------------------------------------------------
     TRIAL; WAIVER OF DAMAGES.
     ------------------------

               (1) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

               (2) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS

     PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

               (3) THE PLEDGOR AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

               (4) THE PLEDGOR AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

               (5) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY

     APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.



               IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                              Pledgor:

                              GLOBAL BROADCASTING SYSTEMS, INC.
                              a Delaware corporation


                              By:
                                 -----------------------------------------
                                Name:
                                Title:



                              Trustee:

                              IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                              By:
                                 -----------------------------------------
                                Name:
                                Title:

                                 EXHIBIT C
                         [Form of Subsidiary Guarantee]

      This Guarantee (as the same may be amended, modified or supplemented from time to time, this "Guarantee"), dated as of ____________, is made by
                    ---------
____________________________ (hereinafter referred to as the "Guarantor") in
                                                              ---------
favor of IBJ SCHRODER BANK & TRUST COMPANY as trustee under the Indenture hereinafter described (the "Trustee") for the ratable benefit of the holders
                            -------
from time to time (the "Holders") of the Notes (as hereinafter defined).
                        -------

      All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                    Recitals
                                    --------

      A. Global Broadcasting Systems, Inc. (the "Company") is a party to that
                                                 -------
certain indenture dated _______________ __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company and the
                                           ---------
Trustee, pursuant to which the Company issued $270.0 million principal amount of their ___% Notes due 2007 (the "Notes"); and
                                -----

      B. The Guarantor is a direct or indirect Subsidiary of the Company, and will derive both direct and indirect economic benefit from the proceeds of the Notes and other financial accommodations made to the Company under the Indenture.

      C. The Indenture requires that the Guarantor execute and deliver this Guaranty to guarantee the payment and performance by the Company of all of its Obligations under the Indenture and the Notes, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Company or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C.(S) 101 et seq. (collectively, the "Guaranteed
                                  -- ---                      ----------
Obligations").
-----------

      NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Company pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor and the Trustee agree as follows:

      1.  The Guarantee.  The Guarantor hereby absolutely, unconditionally and
          -------------
irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. This Guarantee is a guarantee of payment and not of collection. All payments made by the Guarantor under this Guarantee shall be paid at the place and in the manner specified in the Indenture and the Notes.

      2.  Amendments, etc. with respect to the Guaranteed Obligations; Waiver of
          ----------------------------------------------------------------------
Rights.  The Guarantor shall remain obligated hereunder notwithstanding that
------
without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture, and any guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

      3.  Guarantee Absolute and Unconditional.  The Guarantor waives any and
          ------------------------------------
all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or the Holders upon this Guarantee, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company and the Guarantor, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture or any of the Notes, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitute, or might be construed to constitute, an equitable or legal discharge of the Company for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Company or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or the Holders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Notes until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Company may be free from any Guaranteed Obligations.

      4.  Discharge Only Upon Payment In Full; Reinstatement In Certain
          -------------------------------------------------------------
Circumstances.  The Guarantor's obligations hereunder shall remain in full force
-------------
and effect until the Guaranteed Obligations shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      5.  Waiver by the Guarantor.  The Guarantor irrevocably waives acceptance
          -----------------------
hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

      6.  Subrogation.  Notwithstanding any payments made by the Guarantor under
          -----------
this Guarantee, the Guarantor shall not be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Company until all amounts of principal of and interest and premium on the Notes and all other amounts payable by the Company under the Indenture and the Notes and by the Guarantor under its Guarantee have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine.

      7.  Stay of Acceleration.  In the event that acceleration of the time for
          --------------------
payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Notes shall nonetheless be payable by the Guarantor forthwith on demand by the Trustee.

      8.  Subordination.
          -------------

      a. Definitions.  As used in this Section 8, the terms set forth below
         -----------
shall have the following meanings:

      "Designated Guarantor Senior Debt" shall mean (i) the guarantee by the
       --------------------------------
Guarantor of Designated Senior Indebtedness.

      "Guarantor Senior Debt" shall mean (i) the guarantee by the Guarantor of
       ---------------------
Designated Senior Indebtedness and (ii) any other Indebtedness permitted to be incurred by the Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Guarantor Senior Debt. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Guarantor, (b) any Indebtedness of the Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

      b. Agreement to Subordinate.  The Guarantor agrees, and each Holder by
         ------------------------
accepting a Note agrees, that the payment of the Guaranteed Obligations is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Guarantor Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Debt.

      c. Liquidation; Dissolution; Bankruptcy.  Upon any distribution to
         ------------------------------------
creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Guarantor's assets and liabilities:

      (i) holders of Guarantor Senior Debt of the Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt) before the Holders shall be entitled to receive any payment with respect to the Guarantee (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt); and

      (ii) until all Obligations with respect to Guarantor Senior Debt of the Guarantor are paid in full, any distribution to which the Holders of Notes would be entitled but for this Section 8 shall be made to the holders of such Guarantor Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantee to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt).

      d. Default on Designated Guarantor Senior Debt.  The Guarantor may not
         -------------------------------------------
make any payment upon or in respect of the Guarantee (except that Holders may receive securities that are subordinated to the same extent as the Notes to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior
Debt) if:

      (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Guarantor Senior Debt occurs and is continuing beyond any applicable period of grace; or

      (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from
                                                 -----------------------
   the Guarantor or the holders of any Designated Guarantor Senior Debt.

      Payments on the Guarantee may and shall be resumed:

      (y) in the case of default referred to in Section 8(d)(i), upon the date on which such default is cured or waived, and

      (z) in case of a default referred to in Section 8(d)(ii), the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt has been accelerated.

      No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      e. Acceleration of Guarantee.  The Guarantor shall promptly notify holders
         -------------------------
of Guarantor Senior Debt of the receipt by the Company of an acceleration notice following an Event of Default under the Indenture.

      f. When Distribution Must Be Paid Over.  In the event that the Trustee or
         -----------------------------------
any Holder receives any payment of any Obligations with respect to the Guarantee at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 8(d) hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Guarantor Senior Debt as their interests may appear or their representative (the "Representative") under the indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

      With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Section 8, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

      g. Notice by the Guarantor.  The Guarantor shall promptly notify the
         -----------------------
Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any Obligations with respect to the Guarantee to violate this
Section 8, but failure to give such notice shall not affect the subordination of the Guarantee to the Guarantor Senior Debt as provided in this Section 8.

      h. Subrogation.  After all Guarantor Senior Debt is irrevocably paid in
         -----------
full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Guaranteed Obligations are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantee) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Section 8 to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guarantee.

      i. Relative Rights.  This Section 8(i) defines the relative rights of
         ---------------
Holders and holders of Guarantor Senior Debt.  Nothing in this Guarantee shall:

      (i) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Obligations in accordance with the terms of this Guarantee;

      (ii) affect the relative rights of Holders and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Debt; or

      (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

      j. Subordination May Not Be Impaired by the Guarantor.  No right of any
         --------------------------------------------------
holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Guarantee shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Guarantee.

      k. Distribution or Notice to Representative.  Whenever a distribution is
         ----------------------------------------
to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Guarantor referred to in this Section 8, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

      l. Rights of Trustee and Paying Agent.  Notwithstanding the provisions of
         ----------------------------------
this Section 8 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Guarantee, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guarantee to violate this Section
8.  Only the Guarantor or a Representative may give the notice.  Nothing in this
Section 8 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Section 8, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 8, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Guarantee pending judicial determination as to the rights of such person to receive such payment.

      The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

      m. Authorization to Effect Subordination.  Each Holder of a Note by the
         -------------------------------------
Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 8, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of the Indenture at least 30 days before the expiration of the time to file such claim, the holders of Guarantor Senior Debt (or a Representative of any such holder) are hereby authorized to file an appropriate claim for and on behalf of the Holders.

      n. Amendments.  The provisions of this Section 8 shall not be amended or
         ----------
modified without the written consent of the holders of all Guarantor Senior
Debt.

      9.  Merger, Consolidation or Sale of Assets.
          ---------------------------------------

      a. The Guarantor may not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with the Guarantor, unless (i) subject to the provisions of Section 9(b), the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental Guarantee in form and substance reasonably satisfactory to the Trustee, under the Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) the Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section

4.09 of the Indenture; provided, however, that the foregoing will not apply to the consolidation or merger of the Guarantor with and into the Company or another Guarantor.

   b. In the event of a sale or other disposition of all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under this Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture. In addition, in the event the Management Committee designates the Guarantor to be an Unrestricted Subsidiary, then the Guarantor shall be released and relieved of any obligations under this Guarantee; provided that such designation is conducted in accordance with Section 4.07 of the Indenture and the definition of "Unrestricted Subsidiary" in the Indenture.

      10.  Miscellaneous.
           -------------

      a.  Benefits of Guarantee; Successors and Assigns.  Nothing in this
          ---------------------------------------------
Guarantee, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable rights, remedy or claim under this Guarantee. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. The Guarantor shall not, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guarantee.

      b.  Notices.  All notices, demands and other communications hereunder
          -------
shall be given and shall be effective in accordance with the Indenture, except that notices to the Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as the Guarantor may specify in writing from time to time to the Trustee.

      c.  Amendments.  Neither this Guarantee nor any provision hereof may be
          ----------
amended, modified, waived, discharged or terminated other than pursuant to the provisions of the Indenture.

      d.  No Personal Liability of Directors, Officers, Employees, Partners and
          ---------------------------------------------------------------------
Stockholders.  No past, present or future director, officer, employee,
------------
incorporator, partner or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of, or by reason of, this Guarantee. Each Holder by accepting a Note has waived and released all such liability. The waiver and release are part of the consideration for issuance of this Guarantee.

      e.  Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
          -------------
AND BE USED TO CONSTRUE THIS GUARANTEE.

      f.  No Adverse Interpretation of Other Agreements.  This Guarantee may not
          ---------------------------------------------
be used to interpret any other guarantee, indenture, loan or debt agreement of the Company, the Guarantor or their respective Subsidiaries or of any other Person. Any such guarantee, indenture, loan or debt agreement may not be used to interpret this Guarantee.

      g.  Successors.  All agreements of the Guarantor in this Guarantee shall
          ----------
bind its successors. All agreements of the Trustee in this Guarantee shall bind its successors.

      h.  Severability.  In case any provision in this Guarantee shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      i.  Counterpart Originals.  The parties may sign any number of copies of
          ---------------------
this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

      j.  Headings, etc.
          -------------

      The headings of the sections of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.


      IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.

                  [GUARANTOR]
                  [Address]

                  By: ____________________________________________
                  Name:
                  Title: